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                                                              Exhibit 99.(a)(12)

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                            TCW GALILEO FUNDS, INC.

     TCW GALILEO FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation are hereby amended to rename certain of the classes or series of the Corporation as follows: TCW Galileo Analyst Growth Fund is hereby renamed TCW Galileo Growth Insights Fund; TCW Galileo Growth & Income Fund is hereby renamed TCW Galileo Flexible Income Fund; and TCW Galileo International Equities Fund is hereby renamed TCW Galileo Select International Equities Fund.

     SECOND: The amendment was approved by a majority of the entire Board of Directors of the Corporation and that the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, TCW Galileo Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 27th day of February 2001. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                         TCW Galileo Funds, Inc.


                                      By: /s/
                                          -------------------------------
                                          Alvin R. Albe, Jr.,
                                          President


ATTEST: /s/
        ---------------------
        Philip K. Holl
        Secretary